Exhibit 15.1

Acknowledgment of Ernst & Young LLP,

Independent Registered Public Accounting Firm

Board of Directors

Lockheed Martin Corporation

We are aware of the incorporation by reference of our report dated July 29, 2016, relating to the unaudited combined interim financial statements of the Information Systems & Global Solutions business of Lockheed Martin Corporation as of June 26, 2016 and for the six months ended June 26, 2016 and June 28, 2015 that is included in Lockheed Martin Corporation’s Current Report on Form 8-K filed on July 29, 2016, in (i) the following Registration Statements of Lockheed Martin Corporation:

•	33-58073, 33-58077, 33-58079, and 33-58097 on Form S-8, each dated March 15, 1995;
•	33-63155 on Form S-8, dated October 3, 1995;
•	33-58083 on Form S-8 (Post-Effective Amendment No. 1), dated January 22, 1997;
•	333-20117 and 333-20139 on Form S-8, each dated January 22, 1997;
•	333-27309 on Form S-8, dated May 16, 1997;
•	333-37069 on Form S-8, dated October 2, 1997;
•	333-40997 on Form S-8, dated November 25, 1997;
•	333-58069 on Form S-8, dated June 30, 1998;
•	333-69295 on Form S-8, dated December 18, 1998;
•	333-92197 on Form S-8, dated December 6, 1999;
•	333-92363 on Form S-8, dated December 8, 1999;
•	333-78279 on Form S-8 (Post-Effective Amendments No. 2 and 3), each dated August 3, 2000;
•	333-56926 on Form S-8, dated March 12, 2001;
•	333-84154 on Form S-8, dated March 12, 2002;
•	333-105118 on Form S-8, dated May 9, 2003;
•	333-113769, 333-113770, 333-113771, 333-113772, and 333-113773 on Form S-8, each dated March 19, 2004;
•	333-115357 on Form S-8, dated May 10, 2004;
•	333-127084 on Form S-8, dated August 1, 2005;
•	333-146963 on Form S-8, dated October 26, 2007;
•	333-155687 on Form S-8, dated November 25, 2008;
•	333-162716 on Form S-8, dated October 28, 2009;
•	333-155684 on Form S-8 (Post-Effective Amendment No. 1), dated August 23, 2011;
•	333-176440 on Form S-8, dated August 23, 2011;
•	333-188118 on Form S-8, dated April 25, 2013;
•	333-195466 on Form S-8, dated April 24, 2014 and July 23, 2014 (Post-Effective Amendment No.1);
•	333-197577 on Form S-3, dated July 23, 2014;
•	333-199570 on Form S-3, dated October 23, 2014; and

(ii) the Registration Statement on Form S-4 and Form S-1 (333-210797) of Abacus Innovations Corporation, effective July 11, 2016.

/s/ Ernst & Young LLP

McLean, Virginia

July 29, 2016